Exhibit 99.1

PRESS RELEASE – Not for Immediate Release

MGM RESORTS INTERNATIONAL EXPANDS BOARD OF DIRECTORS

APPOINTS CARNIVAL CORPORATION EXECUTIVE JAN SWARTZ

Las Vegas, March 14, 2018 – MGM Resorts International (NYSE: MGM) (the “Company”) today announced it has appointed Jan Swartz to the Company’s Board of Directors, which is now comprised of 12 members.

Ms. Swartz is Group President, Princess Cruises and Carnival Australia at Carnival Corporation, the world’s largest leisure travel company and among the most profitable and financially strong in the cruise and vacation industries, with a portfolio of 10 dynamic brands that include nine of the world’s leading cruise lines.

“Ms. Swartz’s vast experience in sales and marketing and international expansion will bring important insights to our business priorities. Jan and Princess Cruises created the international cruise category in Japan and created Carnival Japan, a Tokyo based marketing unit. More recently, Jan oversaw the launch of the Majestic Princess, a cruise ship specifically developed for Chinese guests,” said Jim Murren, Chairman and Chief Executive Officer of MGM Resorts. “Jan has also been instrumental in developing Carnival’s innovative digital tools and enhanced guest experiences. We are very pleased to welcome Jan to the MGM Resorts Board.”

Ms. Swartz joined Princess Cruises in 2001 and was appointed to Group President, Princess Cruises and Carnival Australia in 2016. Prior to that, she had served as President, Princess Cruises from 2013 to 2016 and Executive Vice President, Sales, Marketing and Customer Service, Princess Cruises from 2008-2013. Before joining Carnival, she served as Chief Executive Officer of MXG Media from 1999 to 2000, an interactive entertainment company, where she oversaw online, catalog, magazine and television ventures, and from 1992 to 1999 she served in various roles at Bain & Company, Inc.

Ms. Swartz earned her bachelor’s degree in economics from University of Virginia and her MBA in General Management from Harvard University. Ms. Swartz also serves as President of the Princess Cruises Community Foundation, a non-profit public benefit corporation that provides financial and in-kind support to charity and relief organizations.

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ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 28 unique hotel offerings including some of the most recognizable resort brands in the industry. Expanding throughout the U.S. and around the world, the company opened MGM Cotai in Macau in February 2018. It is also developing

MGM Resorts International • 3600 Las Vegas Boulevard South • Las Vegas, NV 89109 • PH: 702.693.8770 • mgmresorts.com

MGM Springfield in Massachusetts and debuting the first international Bellagio branded hotel in Shanghai. The 78,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

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Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has based these statements on management’s current expectations and assumptions and not on historical facts. A number of important factors could cause actual results to differ materially from those indicated in such forward-looking statements, including effects of economic conditions and market conditions in the markets in which the Company operates, competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, and risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

CONTACTS:
Investment Community	News Media
CATHERINE PARK	MARY HYNES
Executive Director, Investor Relations	Director of Communications
(702) 693-8711 or cpark@mgmresorts.com	(702) 692-6801or or mhynes@mgmresorts.com

MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 •WWW.MGMMIRAGE.COM